Exhibit 2

IRREVOCABLE PROXY AND POWER OF ATTORNEY AGREEMENT

This IRREVOCABLE PROXY AND POWER OF ATTORNEY AGREEMENT, dated as of May 17, 2023 (as the same may be amended from time to time, this “Agreement”), by and among InspireMD Inc., a Delaware corporation (the “Company”), the undersigned Grantor, and the undersigned Proxyholder in his capacity as and on behalf of the Proxyholder. Capitalized terms used and not otherwise defined herein have the meanings set forth in Company’s 2021 Equity Incentive Plan, as amended from time to time (the “Plan”).

1. Grant of Irrevocable Proxy and Power of Attorney. The Grantor, as record or beneficial owner of shares of common stock of the Company, or securities convertible into shares of common stock of the Company, hereby irrevocably and unconditionally, to the fullest extent permitted by law, constitutes and appoints Craig Shore, or a person designated by the Board of Directors of the Company from time to time, or of any Successor Company (the “Proxyholder”), with full power of substitution and re-substitution, as the Grantor’s proxy and attorney-in-fact of the Grantor (in each of the foregoing cases, in the Grantor’s name, place, and stead, with full power and authority, including without limitation, to the same extent and effect that the Grantor is required or permitted to act under applicable law), to exercise during the Term, in the sole and absolute discretion of the Proxyholder, to take the following actions:

(a) cause any number of shares of the Company owned beneficially or of record by the Grantor now or hereafter or, if applicable, by the Trustee for my benefit, under the Plan or any other share incentive or option plan of the Company, and any other shares or securities issued or distributed in respect thereto or in reclassification, conversion, or exchange thereof (including directly or indirectly, voluntary or involuntary, by operation of law or otherwise, or of any direct or indirect interest therein), at any time and from time to time, and as may be adjusted (collectively, the “Shares”), to be counted as present or abstaining at any and all Shareholders Meetings (as defined below);

(b) represent the Grantor and vote in the Grantor’s name at any and all Shareholders Meetings in respect of the Shares;

(c) waive (prospectively or retroactively) any preemptive right, right of first refusal, right of first offer, co-sale right, antidilution right, or any other similar participation right or restriction, to the extent applicable and permitted by law, to which the Grantor may be entitled by virtue of the Shares whether offered by the Company or any stockholder thereof; and

(d) receive or waive (prospectively or retroactively) on behalf and in lieu of the Grantor, from the Company or from another, any information and notices that are required or permitted to be delivered to the Grantor or which the Grantor may be entitled to and notices of any Shareholders Meeting (including any adjournment or postponement thereof), without any obligation of the proxy to forward such information or notices to the Grantor.

“Shareholders Meetings” shall mean any meeting of the stockholders of the Company, however called, whether an extraordinary or annual meeting and whether of the share capital as one class or of any class or series thereof (and including any adjournment or postponement thereof), or any act or consent of stockholders of the Company (whether of the share capital as one class or of any class thereof) under the Company’s bylaws or otherwise.

2. No Other Proxies or Powers of Attorney. As long as this Agreement is in effect, any and all voting rights the Grantor may have with respect to the Shares shall be exercised exclusively by the Proxyholder. The Grantor hereby represents, warrants, covenants, and agrees as follows: (a) any and all other proxies or powers of attorneys with respect to any Shares have been revoked and are hereby revoked and (b) the Grantor shall not, until the end of the Term, grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth in this Agreement.

3. Proxyholder. The Proxyholder is empowered by the Grantor to take any action permitted above (or omit to take any such action) as he/she deems necessary, advisable or desirable at his/her sole and absolute discretion. The powers of the Proxyholder shall not be limited where the Proxyholder himself/herself may have any interest in any action taken. The Grantor hereby releases the Proxyholder and his/her agents from any liability in respect of any action and omission in connection with, or pursuant to the powers and authority granted by this Agreement. Each Proxyholder exercising any right, power, or authority under this Agreement shall, by such exercise, be deemed to be a party to this Agreement as if such person were named as the Proxyholder under this Agreement and such person’s signature appeared on the signature page of this Agreement.

4. Cooperation; Remedies; Specific Performance. The Grantor hereby undertakes to cooperate with the Proxyholder, and to sign, if so requested by the Proxyholder any additional document and/or instrument which the Proxyholder might, from time to time, consider necessary or desirable in order to perform this proxy. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, to the fullest extent permitted by law, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. The Grantor agrees that he or she will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that an adequate remedy at law is available or that any award of specific performance is not an appropriate remedy for any reason at law or in equity, and neither the Company, nor the Proxyholder, shall be required to provide any bond or other security in connection with any such injunction.

5. Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO AN IRREVOCABLE PROXY AND POWER OF ATTORNEY AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT IRREVOCABLE PROXY AND POWER OF ATTORNEY AGREEMENT.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder or prospective holder of such Shares upon written request from such person to the Company at its principal office. The parties do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required hereby and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

6. Irrevocability. Each of the proxy and power of attorney granted pursuant to this Agreement is given in consideration of the agreements, covenants, and interests in the Company and the Shares of the parties and, as such, each of the proxy and power of attorney is irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

7. Duration. Each of the proxy and power of attorney granted pursuant to this Agreement shall, to the fullest extent permitted by law, remain in full force and effect until the end of the Term.

“Term” shall mean the maximum legally permissible period (i) beginning upon the execution of this Agreement; and (ii) ending upon the time immediately following the time when the Grantor no longer owns beneficially or of record any right, title, or interest in any Shares.

8. Termination. Each of the proxy and power of attorney granted pursuant to this Agreement shall survive for the entire Term and not be affected by the subsequent death, disability, incapacity, insolvency, or bankruptcy of any party or by any reclassification, conversion, or exchange, directly or indirectly, voluntary or involuntary, by operation of or in connection with a merger, consolidation, conversion, domestication, transfer, continuance, charter amendment, or otherwise, of any direct or indirect interest in any Shares.

9. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provisions is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10. Amendment; Waiver; Termination. Any provision of this Agreement may be amended or waived (prospectively or retroactively) if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time by the Company or the Proxyholder by notice given to the Grantor in accordance with the terms for notice in this Agreement.

11. Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, that the Grantor may not assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement. Any person holding or exercising such voting proxies is doing so solely in his/her capacity as the Proxyholder and not individually.

12. Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims, causes of action, actions, suits, and proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim, cause of action, action, suit, or proceeding based upon, arising out of, or related to any transaction contemplated by this Agreement, any representation or warranty made in or in connection with this Agreement, or as an inducement to enter into this Agreement) (a “Dispute”), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction.

(b) Each party hereto (i) irrevocably and unconditionally agrees that any Dispute shall be brought solely and exclusively in the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction over a particular Dispute, the Complex Commercial Litigation Division of the Delaware Superior Court located in New Castle County, or if Complex Commercial Litigation Division of the Delaware Superior Court located in New Castle County does not have jurisdiction over a particular Dispute, any other state or federal court located within the State of Delaware (the “Delaware Courts”); (ii) expressly, irrevocably and unconditionally submits to the sole and exclusive jurisdiction of the Delaware Courts with regard to any Dispute; (iii) agrees not to commence any Dispute except in the Delaware Courts; and (iv) waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Dispute, any claim that such party is not subject personally to the jurisdiction of the Delaware Courts, that such party’s property is exempt or immune from attachment or execution, that such Dispute brought in an inconvenient forum, that the venue of such Dispute is improper, or that this Agreement or the subject matter of this Agreement may not be enforced in or by the Delaware Courts. Each party agrees that a final judgment in any Dispute or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the Delaware Courts in any Dispute or proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to the Notices section of this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(d) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES SUCH PERSON’S RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY “DISPUTE” (AS DEFINED IN THIS AGREEMENT). TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE SCOPE OF THE FOREGOING WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL “DISPUTES” THAT MAY BE FILED IN ANY COURT OR TRIBUNAL. THIS PARAGRAPH HAS BEEN FULLY DISCUSSED BY EACH PARTY AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT SUCH PERSON HAS HAD AN OPPORTUNITY TO REVIEW THIS WAIVER WITH LEGAL COUNSEL FOR SUCH PERSON, AND THAT SUCH PERSON KNOWINGLY AND VOLUNTARILY WAIVES SUCH PERSON’S JURY TRIAL RIGHTS FOLLOWING AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT OR TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13. Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by electronic mail, or by registered or certified mail (postage prepaid, return receipt requested), directed to the contact information for (a) the Company or the Proxyholder at the Company’s corporate headquarters, which as of the date of this Agreement is InspireMD, Inc., 4 Menorat Hamaor St., 3rd Floor, Tel Aviv, Israel 6744832, Craigs@inspiremd.com and (b) the Grantor, as set forth on the Grantor’s signature page to this Agreement or Company’s books and records from time to time.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date first above written.

INSPIREMD, INC.

By:
Name:
Title:

GRANTOR

Signature:
Name:
Address:
Email:

PROXYHOLDER

Signature:
Name: